UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2007

155 East Tropicana, LLC

(Exact name of registrant as specified in its charter)

Nevada	333-124924	20-1363044
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

115 East Tropicana Avenue, Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 597-6076

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01                                     Other Events.

As previously reported, 155 East Tropicana, LLC (the “Company”) entered into a definitive Asset Purchase Agreement with Hedwigs Las Vegas Top Tier, LLC (the “Buyer”), an affiliate of the investment group led by NTH Advisory Group, LLC.  Also as previously reported, the Company subsequently entered into a first and second amendment to the Asset Purchase Agreement (collectively, the “Agreement”).

Under the terms of the Agreement the Buyer was required to pay a non-refundable deposit of $1.5 million by 5:00 p.m. PST on November 15, 2007.  On November 26, 2007, the deposit was paid by the Buyer and accepted by the Company.

The closing under the Agreement remains subject to the completion of certain conditions described in the Agreement. There can be no assurance that (i) the conditions to closing under the Agreement will ever be satisfied, or (ii) any transaction contemplated under the Agreement will be consummated, or (iii) if a transaction is consummated, it will be on the same or similar terms as currently provided under the Agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01                                     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1 — Press Release issued on November 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

155 EAST TROPICANA, LLC
(Registrant)

	By:	/s/ Deborah J. Pierce
Date: November 27, 2007		Deborah J. Pierce
	Its:	Chief Financial Officer